UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 27, 2012

CEREPLAST, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-34689	91-2154289
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 N. Continental, Suite 100, El Segundo California 90245

(Address of principal executive offices) (Zip Code)

310-615-1900

(Registrant’s telephone number, including area code)

Copies to:

Gregory Sichenzia, Esq.

Marcelle S. Balcombe, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Flr

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Effective November 27, 2012, Cereplast, Inc. (the “Company”) and Compass Horizon Funding Company, LLC (“Horizon’) entered into a Second Amendment (the “Amendment”) to the Venture Loan and Security Agreement (the “Loan Agreement”) entered into by both parties on December 21, 2010. Pursuant to the Amendment, Horizon agreed to extend additional loans to the Company in the form of Loan C in the amount of $150,000 and Loan D in the amount of $250,000. The Amendment provides for a maturity date of April 4, 2013 and an annual rate of interest of 15% for Loans C and D.

The Amendment also amends other portions of the Loan Agreement to include Loans C and D and sets forth the terms governing repayment, interest rate and use of proceeds and conditions to funding such loans.

The foregoing is only a brief description of the Amendment, does not purport to be a complete description of the rights and obligations of the parties thereunder and such description is qualified in its entirety by reference to the Amendment.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 is incorporate by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 3, 2012

CEREPLAST, INC.

/s/ Frederic Scheer
Frederic Scheer Chief Executive Officer